Exhibit 99.1

rue21, inc. Announces First Quarter Fiscal Year 2012 Financial Results

First Quarter EPS Increase of 21%

Management Raises Fiscal 2012 Earnings Guidance

Announces $50 Million Share Repurchase Program

Warrendale, PA – May 24, 2012 – rue21, inc. [NASDAQ: RUE] today announced its financial results for the first quarter ended April 28, 2012.

First Quarter Results:

•	Net sales increased 18.9% to $205.6 million from $172.9 million. Comparable store sales for the quarter were up 1.7%, on top of a 5.2% increase for the first quarter of fiscal 2011.

•	Gross margin was 38.8% compared to 38.9% in the first quarter of fiscal 2011.

•	Selling, general and administrative expenses were $53.8 million or 26.2% of net sales, compared to $45.4 million or 26.2% of net sales.

•

The Company opened 40 new stores and converted an additional 7 stores to the larger rue21 etc! format compared to opening 39 stores and converting 12 stores to the etc! format in the first quarter of fiscal 2011.

•	Net income increased 20.6% to $11.6 million from $9.6 million.

•	The Company generated $9.9 million in cash as compared to $5.5 million in the first quarter of 2011. Cash and short term investments were $81.8 million as of April 28, 2012.

•	Diluted earnings per share were $0.46 compared to diluted earnings per share of $0.38 in the first quarter of fiscal 2011.

Bob Fisch, rue21’s President and CEO, stated: “We were pleased to deliver strong results to our shareholders in the first quarter of fiscal 2012, and are looking forward to continuing our momentum into the second quarter and beyond. We believe rue is well positioned to capitalize on the current color and fashion trends in the industry. In addition to seeing comparable store sales increases on top of strong performance last year, our new stores continue to provide consistent and predictable sales and profit growth. Through our real estate expansion we are gaining market share in small and mid-size markets around the country, and we believe rue is rapidly becoming a favorite retail destination for both guys and girls who want the latest looks at every day great value.”

Stock Repurchase Program:

rue21’s Board of Directors has authorized a share repurchase program granting the Company authority to repurchase up to $50 million of the Company’s common stock. Under the stock repurchase program, the Company may repurchase shares in the open market or through privately negotiated transactions. The timing and actual number of shares repurchased under the program will depend on a variety of factors including price, corporate and regulatory requirements, and other market and business conditions, and rue21 may suspend or discontinue the repurchase program at any time, and may thereafter reinstitute purchases, all without prior announcement.

Mr. Fisch commented: “This announcement of a share repurchase program reflects our financial strength and confidence in our business. With our history of generating predictable significant cash flow and our self-funding new store business model, we are in a position to take advantage of profitable growth opportunities while we also return capital to our shareholders in a disciplined manner.”

Outlook:

For fiscal 2012, the Company is raising its prior guidance based on first quarter results and expects diluted earnings per share to be in the range of $1.76 to $1.81 from its previous guidance of $1.74 to $1.79, and as compared to $1.55 in fiscal 2011. This incorporates 25.4 million average diluted shares expected for fiscal 2012 as compared to 25.1 million average diluted shares in fiscal 2011. For the second quarter of fiscal 2012, the Company currently expects low single digit comparable store sales. Diluted earnings per share for the second quarter are expected to be in the range of $0.32 to $0.34.

Conference Call Information:

A conference call to discuss first quarter fiscal 2012 financial results is scheduled for today, May 24, 2012 at 4:30 PM Eastern Time. To participate, dial toll-free (888) 504-7966 or 1-719-325-4756 (international). The conference call will also be webcast live at www.rue21.com under the Investor Relations section. A replay of this call will be available on the Investor Relations section of the Company’s website, www.rue21.com, within two hours of the conclusion of the call and will remain on the website for ninety days.

About rue21, inc.

rue21 is a leading specialty apparel retailer offering exclusive branded merchandise and the newest trends at a great value. rue21 currently operates 809 stores in 46 states. Learn more at www.rue21.com

Forward Looking Statements:

Certain statements herein, including statements relating to future store openings and growth strategies, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, consumer spending, our ability to effectively identify and respond to changing fashion trends, our ability to compete with other retailers, our strategy and expansion plans, implementation of systems upgrades, reliance on key personnel, trade restrictions, events that may affect our vendors or their ability to finance their operations, availability of suitable new store locations and other factors which are set forth in the Company’s Annual Report on Form 10-K filed March 27, 2012, and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

rue21, inc. and subsidiaries

Consolidated Balance Sheets

	April 28, 2012	January 28, 2012	April 30, 2011
	(Unaudited)		(Unaudited)
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$51,845	$41,960	$55,587
Short term investments	30,000	30,000	–
Accounts receivable	9,864	6,675	10,222
Merchandise inventory, net	131,892	131,136	105,630
Prepaid expenses and other current assets	14,877	14,338	12,463
Deferred tax assets	6,064	5,121	6,699

Total current assets	244,542	229,230	190,601

Property and equipment, net	126,650	117,798	97,977

Other assets	936	994	971

Total assets	$372,128	$348,022	$289,549

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$104,321	$103,914	$89,791
Accrued expenses and other current liabilities	18,401	16,570	16,416
Accrued payroll and related taxes	7,715	12,045	9,216
Deferred rent and tenant allowances, current portion	9,324	8,652	7,759
Accrued income and franchise taxes	10,667	1,068	8,157

Total current liabilities	150,428	142,249	131,339

Non-current liabilities:
Deferred rent, tenant allowances and other long-term liabilities	53,190	46,965	40,705
Deferred tax liabilities	7,523	11,585	4,684

Total non-current liabilities	60,713	58,550	45,389

Commitments and Contingencies	–	–	–

Stockholders’ equity:
Preferred stock-- par value $0.001 per share, 10,000 shares authorized; none issued or outstanding	–	–	–

Common stock-- par value $0.001 per share; 200,000 shares authorized; 24,493, 24,476 and 24,394 shares issued and outstanding, respectively.	24	24	24

Additional paid in capital	39,858	37,696	32,626
Retained earnings	121,105	109,503	80,171

Total stockholder’s equity	160,987	147,223	112,821

Total liabilities and stockholders’ equity	$372,128	$348,022	$289,549

rue21, inc. and subsidiaries

Consolidated Statements of Income

	Thirteen weeks ended
	April 28, 2012	April 30, 2011
	(Unaudited)
	(in thousands, except per share data)
Net sales	$205,615	$172,875
Cost of goods sold (includes certain buying, occupancy and distribution center expenses)	125,934	105,629

Gross profit	79,681	67,246
Selling, general, and administrative expense	53,796	45,373
Depreciation and amortization expense	7,528	6,103

Income from operations	18,357	15,770
Interest income, net	(30)	(22)

Income before income taxes	18,387	15,792
Provision for income taxes	6,785	6,173

Net income	$11,602	$9,619

Basic income per common share	$0.47	$0.39
Diluted income per common share	$0.46	$0.38
Weighted average basic common shares outstanding	24,480	24,383
Weighted average diluted common shares outstanding	25,119	25,063

Contact:

Joseph Teklits / Jill Gaul

ICR, Inc

203-682-8200

jteklits@icrinc.com